Change from a non-diversified to a diversified Fund and name change from Oppenheimer Bond Fund for Growth to Oppenheimer Convertible Securities Fund

Please refer to Post-Effective Amendment No. 18 to the 1933 Act Registration Statement on form N-1A and Amendment No. 20 to its 1940 Act Registration Statement for Bond Fund Series on behalf of Oppenheimer Convertible Securities Fund which was filed with the Securities and Exchange Commission on April 28, 1998.